Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Avenue Entertainment Group, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), we, Michael D. Feldman, Chairman and Chief Executive Officer, and Jerome I. Feldman, Vice Chairman, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 21, 2008

/s/ Michael D. Feldman
Michael D. Feldman
Chairman, Chief Executive Officer

/s/ Jerome I. Feldman
Jerome I. Feldman
Vice Chairman, Chief Financial Officer, Treasurer